Exhibit 99.1

Exhibit 99.1

INTERIM REPORT

2015

FROM LUXURY DUTY FREE SHOPPING, EXCITING ENTERTAINMENT AND FABULOUS DINING TO WORLD-CLASS HOTEL SUITES AND MICE, COME AND DISCOVER EVERYTHING AT SANDS CHINA.

CONTENTS

1.	Overview 3
1.1	Financial Highlights 3
2.	Management Discussion

and Analysis 5

2.1	Results of Operations 5
2.2	Liquidity and Capital Resources 11
2.3	Capital Expenditures 12
2.4	Capital Commitments 13
2.5	Dividends 13
2.6	Pledge of Fixed Assets 13
2.7	Contingent Liabilities and Risk Factors 14
2.8	Capital Risk Management 14
2.9	Foreign Exchange Risk 15
2.10	Business Review and Prospects 15
3.	Corporate Governance 17
3.1	Human Resources 17
3.2	Environment 17
3.3	Corporate Governance Practices 19
3.4	Model Code for Securities Transactions 19
3.5	Board and Board Committees Composition 19
3.6	Disclosure of Directors’ Information pursuant to 21

Rule 13.51B(1) of the Listing Rules

3.7	Audit Committee Review 21
3.8	Interests of Directors and Chief Executives 21
3.9	Interests of Substantial Shareholders 23
3.10	Interests of Any Other Persons 23
3.11	Equity Award Plan 23
3.12	Purchase, Sale or Redemption of 26

the Company’s Listed Shares

4.	Condensed Consolidated

Financial Statements 27

4.1	Report on Review of Condensed Consolidated 27

Financial Statements

4.2	Condensed Consolidated Financial Statements 28
4.3	Notes to the Condensed Consolidated 34

Financial Statements

5.	Corporate Information 57
6.	Contact Us 58
7.	Glossary 59

In case of any inconsistency between the English version

and the Chinese version of this interim report, the English

version shall prevail.

OUR LUXURIOUS HOTEL ROOMS AND SUITES AWAIT YOU.

SANDS CHINA LTD. Interim Report 2015

1. OVERVIEW

1.1 FINANCIAL HIGHLIGHTS

Adjusted EBITDA for the Group was US$1,096.2 million (HK$8,498.1 million) in the first half of 2015, a decrease of 36.9% compared to US$1,737.4 million (HK$13,467.1 million) in the first half of 2014.

Total net revenues for the Group were US$3,516.6 million (HK$27,261.7 million) in the first half of 2015, a decrease of 30.7% compared to US$5,075.3 million (HK$39,340.2 million) in the first half of 2014.

Profit for the Group was US$734.5 million (HK$5,694.1 million) in the first half of 2015, a decrease of 46.4% compared to US$1,370.4 million (HK$10,622.4 million) in the first half of 2014.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2014 Annual Report.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7523 (six months ended June 30, 2014: US$1.00 to HK$7.7513) for the purposes of illustration only.

5

SOMETHING

SUMPTUOUS

TO SUIT EVERY TASTE.

SANDS CHINA LTD. Interim Report 2015

2. MANAGEMENT

DISCUSSION

AND ANALYSIS

2.1 RESULTS OF OPERATIONS

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to present the unaudited consolidated results of the Company and its subsidiaries (collectively the “Group”) for the six months ended June 30, 2015 compared to the six months ended June 30, 2014.

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

Casino 2,998.7 4,571.5(34.4)%

Mall 181.3 147.9 22.6%

Rooms 154.0 164.9(6.6)%

Food and beverage 74.3 84.1(11.7)%

Convention, ferry, retail and other 108.3 106.9 1.3%

Total net revenues 3,516.6 5,075.3(30.7)%

Net revenues were US$3,516.6 million for the six months ended June 30, 2015, a decrease of US$1,558.7 million, or 30.7%, compared to US$5,075.3 million for the six months ended June 30, 2014. Net revenues decreased in our casino, rooms, and food and beverage segments, mainly driven by the overall market slowdown in the Macao gaming industry. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming segment, while providing luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2015 were US$2,998.7 million, a decrease of US$1,572.8 million, or 34.4%, compared to US$4,571.5 million for the six months ended June 30, 2014. The reduction was primarily attributable to decreases of US$688.2 million at The Venetian Macao and US$482.8 million at Sands Cotai Central, driven by a decrease in volume in all segments.

5

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2015	2014	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,297.0**	1,985.2	(34.7)%
Non-Rolling Chip drop	**3,545.0**	4,645.1	(23.7)%
Non-Rolling Chip win percentage	**25.5%**	25.9%	(0.4)pts
Rolling Chip volume	**16,150.9**	27,645.2	(41.6)%
Rolling Chip win percentage	**2.95%**	3.47%	(0.52)pts
Slot handle	**2,035.7**	2,798.3	(27.3)%
Slot hold percentage	**4.9%**	5.0%	(0.1)pts
Sands Cotai Central			
Total net casino revenues	**963.0**	1,445.8	(33.4)%
Non-Rolling Chip drop	**3,107.7**	3,682.3	(15.6)%
Non-Rolling Chip win percentage	**21.5%**	22.2%	(0.7)pts
Rolling Chip volume	**10,909.5**	27,909.7	(60.9)%
Rolling Chip win percentage	**3.05%**	2.89%	0.16pts
Slot handle	**3,144.4**	3,788.1	(17.0)%
Slot hold percentage	**3.4%**	3.6%	(0.2)pts
The Plaza Macao			
Total net casino revenues	**290.5**	534.9	(45.7)%
Non-Rolling Chip drop	**505.7**	718.6	(29.6)%
Non-Rolling Chip win percentage	**22.4%**	25.1%	(2.7)pts
Rolling Chip volume	**8,143.3**	14,841.6	(45.1)%
Rolling Chip win percentage	**3.20%**	3.42%	(0.22)pts
Slot handle	**260.8**	460.2	(43.3)%
Slot hold percentage	**5.4%**	5.1%	0.3pts
Sands Macao			
Total net casino revenues	**448.2**	605.7	(26.0)%
Non-Rolling Chip drop	**1,559.0**	2,173.2	(28.3)%
Non-Rolling Chip win percentage	**19.5%**	17.7%	1.8pts
Rolling Chip volume	**4,854.4**	10,032.1	(51.6)%
Rolling Chip win percentage	**3.36%**	2.87%	0.49pts
Slot handle	**1,365.7**	1,635.6	(16.5)%
Slot hold percentage	**3.6%**	3.8%	(0.2)pts

Net mall revenues for the six months ended June 30, 2015 were US$181.3 million, an increase of US$33.4 million, or 22.6%, compared to US$147.9 million for the six months ended June 30, 2014. The increase was primarily driven by the opening of the third phase of the Shoppes at Cotai Central in June 2014 and higher base fees due to contract renewals and additional stores opened after the remodeling at the Shoppes at Four Seasons and the Shoppes at Venetian.

6

SANDS CHINA LTD. Interim Report 2015

Net room revenues for the six months ended June 30, 2015 were US$154.0 million, a decrease of US$10.9 million, or 6.6%, compared to US$164.9 million for the six months ended June 30, 2014. The decrease was mainly driven by the slowdown in the Macao gaming industry.

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Six months ended June 30,		
	2015	2014	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**110.6**	126.6	(12.6)%
Occupancy rate	**84.0%**	91.7%	(7.7)pts
Average daily rate	**255**	265	(3.8)%
Revenue per available room	**214**	243	(11.9)%
Sands Cotai Central			
Gross room revenues (in millions)	**135.2**	152.7	(11.5)%
Occupancy rate	**80.1%**	86.9%	(6.8)pts
Average daily rate	**164**	173	(5.2)%
Revenue per available room	**132**	150	(12.0)%
The Plaza Macao			
Gross room revenues (in millions)	**21.6**	24.7	(12.6)%
Occupancy rate	**80.2%**	86.4%	(6.2)pts
Average daily rate	**395**	419	(5.7)%
Revenue per available room	**317**	363	(12.7)%
Sands Macao			
Gross room revenues (in millions)	**11.3**	12.8	(11.7)%
Occupancy rate	**99.0%**	97.6%	1.4pts
Average daily rate	**222**	254	(12.6)%
Revenue per available room	**220**	248	(11.3)%

Net food and beverage revenues for the six months ended June 30, 2015 were US$74.3 million, a decrease of US$9.8 million, or 11.7%, compared to US$84.1 million for the six months ended June 30, 2014.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2015 were US$108.3 million, an increase of US$1.4 million, or 1.3%, compared to US$106.9 million for the six months ended June 30, 2014. The increase was primarily driven by our ferry operations.

7

2. MANAGEMENT DISCUSSION AND ANALYSIS

Operating Expenses

Our operating expenses consisted of the following:

	Six months ended June 30,		
	2015	2014	Percent change
	(US$ in millions, except percentages)		
Casino	**1,892.8**	2,793.0	(32.2)%
Mall	**17.9**	19.8	(9.6)%
Rooms	**36.1**	36.5	(1.1)%
Food and beverage	**64.5**	69.0	(6.5)%
Convention, ferry, retail and other	**91.6**	105.7	(13.3)%
Provision for doubtful accounts	**29.6**	24.5	20.8%
General and administrative	**298.4**	300.0	(0.5)%
Corporate	**37.9**	29.3	29.4%
Pre-opening	**19.3**	20.3	(4.9)%
Depreciation and amortization	**268.5**	257.3	4.4%
Net foreign exchange gains	**(1.1)**	(1.2)	(8.3)%
Loss on disposal of property and equipment, investment properties and intangible assets	**15.5**	1.4	1,007.1%
Total operating expenses	**2,771.0**	3,655.4	(24.2)%

Operating expenses were US$2,771.0 million for the six months ended June 30, 2015, a decrease of US$884.4 million, or 24.2%, compared to US$3,655.4 million for the six months ended June 30, 2014. The decrease in operating expenses was primarily attributed to decreases in business volume across all properties, as well as our cost control measures.

Casino expenses for the six months ended June 30, 2015 were US$1,892.8 million, a decrease of US$900.2 million, or 32.2%, compared to US$2,793.0 million for the six months ended June 30, 2014. The decrease was primarily due to a decrease in gaming taxes as a result of decreased gaming revenues, decreases in gaming promoter commissions, as well as the implementation of certain cost control measures.

Mall expenses for the six months ended June 30, 2015 were US$17.9 million, a decrease of US$1.9 million, or 9.6%, compared to US$19.8 million for the six months ended June 30, 2014. The decrease was mainly due to lower common area maintenance costs.

Room expenses for the six months ended June 30, 2015 were US$36.1 million, a decrease of US$0.4 million, or 1.1%, compared to US$36.5 million for the six months ended June 30, 2014. The decrease was mainly driven by decreases in payroll and other operating expenses as a result of lower hotel occupancy.

Food and beverage expenses for the six months ended June 30, 2015 were US$64.5 million, a decrease of US$4.5 million, or 6.5%, compared to US$69.0 million for the six months ended June 30, 2014. The decrease was primarily driven by decreases in cost of sales and other operating expenses consistent with lower business volume.

8

SANDS CHINA LTD. Interim Report 2015

Convention, ferry, retail and other expenses for the six months ended June 30, 2015 were US$91.6 million, a decrease of US$14.1 million, or 13.3%, compared to US$105.7 million for the six months ended June 30, 2014. The decrease was primarily driven by a decrease in contract entertainment expenses and lower fuel cost for our ferry operations.

Provision for doubtful accounts expenses were US$29.6 million for the six months ended June 30, 2015, an increase of US$5.1 million, or 20.8%, compared to US$24.5 million for the six months ended June 30, 2014. The increase was mainly driven by provisions for casino rolling business.

General and administrative expenses were US$298.4 million for the six months ended June 30, 2015, a decrease of US$1.6 million, or 0.5%, compared to US$300.0 million for the six months ended June 30, 2014. The decrease was mainly driven by decreases in marketing and utilities expenses, as well as other cost control measures, partially offset by an increase in fixed property expense due to a reversal of property tax recorded in 2014.

Corporate expenses were US$37.9 million for the six months ended June 30, 2015, an increase of US$8.6 million, or 29.4%, compared to US$29.3 million for the six months ended June 30, 2014. The increase was mainly driven by increases in royalty fees, payroll and corporate legal expenses.

Pre-opening expenses were US$19.3 million for the six months ended June 30, 2015, a decrease of US$1.0 million, or 4.9%, compared to US$20.3 million for the six months ended June 30, 2014. Pre-opening expenses were primarily for The Parisian Macao and the St. Regis tower at Sands Cotai Central.

Depreciation and amortization expense was US$268.5 million for the six months ended June 30, 2015, an increase of US$11.2 million, or 4.4%, compared to US$257.3 million for the six months ended June 30, 2014. The increase was primarily due to expansions and additions at Sands Cotai Central and The Venetian Macao.

Loss on disposal of property and equipment, investment properties and intangible assets was US$15.5 million for the six months ended June 30, 2015, compared with a loss of US$1.4 million for the six months ended June 30, 2014. The increase was primarily related to dispositions at our operating properties.

2. MANAGEMENT DISCUSSION

AND ANALYSIS

Adjusted EBITDA(1)

The following table summarizes information related to our segments:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

The Venetian Macao 526.5 872.9(39.7)%

Sands Cotai Central 319.6 513.0(37.7)%

The Plaza Macao 118.8 180.8(34.3)%

Sands Macao 123.2 173.0(28.8)%

Ferry and other operations 8.0(2.4) N.M.

Total adjusted EBITDA 1,096.2 1,737.4(36.9)%

Adjusted EBITDA for the six months ended June 30, 2015 was US$1,096.2 million, a decrease of US$641.2 million, or 36.9%, compared to US$1,737.4 million for the six months ended June 30, 2014. The decrease was driven by revenue decreases across all business segments except for the mall, as a result of the overall market slowdown in the Macao gaming industry. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading adjusted EBITDA.

(1) Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

N.M. — Not Meaningful

Interest Expense

The following table summarizes information related to interest expense:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

Interest and other nance costs 40.5 41.9(3.3)%

Less — capitalized interest(10.1)(3.7) 173.0%

Interest expense, net 30.5 38.2(20.2)%

SANDS CHINA LTD. Interim Report 2015

Interest expense, net of amounts capitalized, was US$30.5 million for the six months ended June 30, 2015, compared to US$38.2 million for the six months ended June 30, 2014. The decrease was primarily due to a US$6.4 million increase in capitalized interest primarily related to the construction of The Parisian Macao and the remaining phase of Sands Cotai Central.

Profit for the Period

Profit for the six months ended June 30, 2015 was US$734.5 million, a decrease of US$635.9 million, or 46.4%, compared to US$1,370.4 million for the six months ended June 30, 2014.

2.2 LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

In April 2015, we entered into a joinder agreement (the “Joinder Agreement”) to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders have agreed to provide a new term loan equal to US$1.0 billion (the “2011 VML Accordion Term”), which was fully funded on April 30, 2015. During the six months ended June 30, 2015, we made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility.

As at June 30, 2015, we had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

As at June 30, 2015, we had cash and cash equivalents of US$1.96 billion, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

Six months ended June 30,

2015 2014

(US$ in millions)

Net cash generated from operating activities 901.2 1,671.0

Net cash used in investing activities(589.0)(418.4)

Net cash used in nancing activities(893.3)(2,690.2)

Net decrease in cash and cash equivalents(581.1)(1,437.5)

Cash and cash equivalents at beginning of period 2,535.3 2,943.4

Effect of exchange rate on cash and cash equivalents 1.2 1.9

Cash and cash equivalents at end of period 1,955.4 1,507.8

SANDS CHINA LTD. Interim Report 2015

2. MANAGEMENT DISCUSSION

AND ANALYSIS

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the six months ended June 30, 2015 was US$901.2 million, a decrease of US$769.8 million, or 46.1%, compared to US$1,671.0 million for the six months ended June 30, 2014. The decrease in net cash generated from operating activities was primarily due to the decrease in operating income.

Cash Flows — Investing Activities

Net cash used in investing activities for the six months ended June 30, 2015 was US$589.0 million and was primarily attributable to capital expenditures for development projects, as well as maintenance spending. Capital expenditures for the six months ended June 30, 2015, totaled US$599.6 million, including US$533.1 million for construction activities at The Parisian Macao and Sands Cotai Central, and US$66.5 million for our operations, mainly at The Venetian Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2015, net cash used in financing activities was US$893.3 million, which was primarily attributable to US$1,030.2 million in interim dividend payments and US$820.2 million for repayments of borrowings under the Extended 2011 VML Revolving Facility, partially offset by US$999.3 million in proceeds from borrowings under the 2011 VML Accordion Term.

2.3 CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

Six months ended June 30,

2015 2014

(US$ in millions)

The Venetian Macao 43.4 44.2

Sands Cotai Central 219.1 156.5

The Plaza Macao 8.2 21.9

Sands Macao 13.5 14.8

Ferry and other operations 1.4 1.1

The Parisian Macao 314.0 189.6

Total capital expenditures 599.6 428.0

Our capital expenditure plans are significant. Sands Cotai Central opened in phases, beginning in April 2012. We have begun construction activities on the St. Regis tower, the remaining phase of the project, which will include a fourth hotel and mixed-use tower under the St. Regis brand that is expected to open at the end of 2015, subject to Macao Government approval. The total cost to complete the remaining phase of the project is expected to be approximately US$380 million.

SANDS CHINA LTD. Interim Report 2015

We have begun construction on The Parisian Macao, an integrated resort that will be connected to The Venetian Macao and The Plaza Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. As with projects of this nature, we will continue to analyze options for both a full and phased opening of the facility, which is anticipated to open in the second half of 2016, subject to Macao Government approval. We had capitalized construction costs of US$1.18 billion, including land, as at June 30, 2015.

These investment plans are subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

2.4 CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

June 30, December 31,

2015 2014

(US$ in millions)

Contracted but not provided for 1,397.4 1,884.5

Authorized but not contracted for 1,019.5 1,161.3

Total capital commitments 2,416.9 3,045.8

On January 23, 2015, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. This interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 27, 2015.

On June 17, 2015, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2014 to Shareholders whose names appeared on the register of members of the Company on June 24, 2015. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on July 15, 2015.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2015.

2.6 PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2015, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$7.07 billion (December 31, 2014: US$7.06 billion).

2. MANAGEMENT DISCUSSION AND ANALYSIS

2.7 CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concession for The Parisian Macao, which is anticipated to open in the second half of 2016 (subject to Macao Government approval), we are required to complete the development by April 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. We have applied for an extension from the Macao Government to complete The Parisian Macao as we believe we will be unable to meet the April 2016 deadline. Should we determine that we are unable to complete Sands Cotai Central by December 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet the Sands Cotai Central deadline and the deadlines for either development are not extended, we could lose our land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.18 billion or US$4.78 billion in capitalized construction costs including land, as at June 30, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

2.8 CAPITAL RISK MANAGEMENT

The Group's primary objective when managing capital is to safeguard the Group's ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 15 to the condensed consolidated financial statements), cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest-bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

	June 30, 2015	December 31, 2014
	(US$ in millions, except percentages)	
Interest-bearing borrowings, net of deferred financing costs	**3,294.5**	3,115.4
Less: cash and cash equivalents	**(1,955.4)**	(2,535.3)
restricted cash and cash equivalents	**(7.1)**	(6.5)
Net debt	**1,331.9**	573.6
Total equity	**5,106.4**	6,429.3
Total capital	**6,438.3**	7,002.9
Gearing ratio	**20.7%**	8.2%

14

SANDS CHINA LTD. Interim Report 2015

The increase in the gearing ratio during the six months ended June 30, 2015 was primarily due to interim dividend payments of US$1.03 billion.

2.9 FOREIGN EXCHANGE RISK

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

2.10 BUSINESS REVIEW AND PROSPECTS

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2014 Annual Report. These strategies have proven to be successful in the first half of 2015 and we are confident they will continue into the future.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features three hotel towers: the first hotel tower, consisting of 636 five-star rooms and suites under the Conrad brand and 1,224 four-star rooms and suites under the Holiday Inn brand; the second hotel tower, consisting of 1,796 rooms and suites under the Sheraton brand; and the third hotel tower, consisting of 2,067 rooms and suites under the Sheraton brand. Within Sands Cotai Central, we also own and currently operate approximately 370,000 square feet of gaming space, approximately 350,000 square feet of meeting space and approximately 331,000 square feet of retail space, as well as entertainment and dining facilities. We have begun construction activities on the St. Regis tower, the remaining phase of the project, which will include a fourth hotel and mixed-use tower under the St. Regis brand that is expected to open at the end of 2015, subject to Macao Government approval. The total cost to complete the remaining phase of the project is expected to be approximately US$380 million.

The Parisian Macao

The Parisian Macao, which is currently expected to open in the second half of 2016 (subject to Macao Government approval), is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. We had capitalized construction costs of US$1.18 billion for The Parisian Macao, including land, as at June 30, 2015.

BE IMMERSED IN

LUXURY DUTY FREE SHOPPING.

SANDS CHINA LTD. Interim Report 2015

3. CORPORATE

GOVERNANCE

3.1 HUMAN RESOURCES

As at June 30, 2015, our team member profile was as follows:

Number of Full-time Team Members: 24,849 Average Age: 39 Gender Ratio: Male 47% Female 53% Total Number of Nationalities: 54

Number of Team Members of Hotel Partners: 2,134 Number of Full-time Team Members: 24,849

Total Number of Team Members: 26,983

Sands China Ltd. announced at the beginning of July 2014 that a special reward will be paid to full-time manager grade and below team members. The reward is equivalent to one month’s salary and will be paid every July together with the team members’ salary until 2017. There have been no other material changes to the information disclosed in the 2014 Annual Report regarding remuneration of team members, remuneration policies, and team members’ development.

3.2 ENVIRONMENT

We recognize the impact our business has on the environment and we continue to strive to achieve the goals we have set ourselves in the areas of resource conservation and reducing our environmental foot print. We encourage and are grateful to those Shareholders who have elected to receive our annual and interim reports via electronic means, thereby reducing the need to print hard copies of our reports. Should you wish to start receiving an electronic copy of our annual and interim reports, please refer to page 58 of this report for more information.

To minimize the impact on our environment, this 2015 Interim Report is printed on recycled paper using soy ink.

More information about Sands ECO360° Global Sustainability Strategy and the Environmental Reports published by Las Vegas Sands Corp. covering its global properties is available at http://www.sands.com/sands-eco-360/our-vision.html.

THE ENVIRONMENTALLY RESPONSIBLE choice for green meetings worldwide



28 million

kWh of Energy was saved by installing LED and other energy efficient lights, and through optimization of cooling and heating systems

30 million

gallons of water were saved in 2014 through water flow controllers, low-flow shower heads and an automatic irrigation system

EarthCheck

The Venetian Macao received a Bronze Benchmarked certification in 2014

Certification

- IMEX-GMIC Green Supplier Award 2014
- China Green Enterprise Award 2014 for the category of "Outstanding Sustainable Development Enterprise"
- Macao Green Hotel Gold Award — Sands Cotai Central
- ISO20121 Accreditation — Event Sustainability Management System
- China Hotelier Award 2014
- Certificate of Commendation from HKEx for Carbon Footprint Reporting
- CEM Energy Saving Contest Award 2014 (Winner — Sands Macao; Merit Award — Sands Cotai Central)

EARTH HOUR

- Earth Hour Every Month implemented at Sands China properties
- 15 hotels in Macao have taken our 'I Will If You Will Challenge' to join Earth Hour Every Month

92%

portion of our suite lighting and other operational areas that use the latest LED and other energy saving technologies

100

- number of recycling points at the Sands China facilities are used for collecting and separation of recyclable materials
- 3,900 tons of waste diverted through recycling initiatives in 2014

CONTRIBUTION TO COMMUNITY

- 50 community activities including 15 green action events in 2014
- One project day hosted to build 20,000 hygiene kits for charities in Asia and local community
- Sands China Green Fund granted scholarships to 6 students in the 2013-2014 academic year

EURO V & EURO IV

A permanent electric bus launched in August 2014 and 25 shuttle buses fitted with battery operated air-conditioning

Sands ECO 360° GLOBAL SUSTAINABILITY

金沙中國 Sands China ltd.

SANDS CHINA LTD. Interim Report 2015

3.3 CORPORATE GOVERNANCE PRACTICES

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practices.

The Board is of the view that throughout the six months ended June 30, 2015, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

Mr. Sheldon Gary Adelson, the Chairman of the Company, was appointed as the Chief Executive Officer of the Company with effect from March 6, 2015 following the retirement of the Company’s previous Chief Executive Officer, Mr. Edward Matthew Tracy. The roles of Chairman and Chief Executive Officer have been performed by Mr. Adelson since then. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

3.4 MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has developed the Company Code for securities transactions by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code. Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the six months ended June 30, 2015 and to the date of this Interim Report.

3.5 BOARD AND BOARD COMMITTEES COMPOSITION

The following changes were made to the composition of the Board and the Board Committees of the Company during the six months ended June 30, 2015:

On March 6, 2015, Mr. Edward Matthew Tracy retired as the President and Chief Executive Officer, an Executive Director and a member of the Capex Committee of the Company.

Mr. Sheldon Gary Adelson was appointed as the Chief Executive Officer of the Company and was re-designated as an Executive Director of the Company with effect from March 6, 2015.

Mr. Robert Glen Goldstein was appointed as the Interim President and a member of the Capex Committee of the Company and was re-designated as an Executive Director of the Company with effect from March 6, 2015.

3. **CORPORATE** GOVERNANCE

On April 1, 2015, Mr. David Alec Andrew Fleming retired as the Company Secretary, General Counsel, Authorized Representative of the Company and the Alternate Director to Mr. Michael Alan Leven, a Non-Executive Director of the Company.

The Directors of the Company as at the date of this Interim Report are:

	Title	Note
Executive Directors		
Sheldon Gary Adelson	Chairman of the Board and Chief Executive Officer	Re-designated March 6, 2015
Robert Glen Goldstein	Interim President	Re-designated March 6, 2015
Toh Hup Hock	Executive Vice President and Chief Financial Officer	Appointed June 30, 2010
Non-Executive Directors		
Michael Alan Leven		Re-designated July 27, 2011
Charles Daniel Forman		Elected May 30, 2014
Independent Non-Executive Directors		
Iain Ferguson Bruce		Appointed October 14, 2009
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull		Appointed October 14, 2009
Victor Patrick Hoog Antink		Appointed December 7, 2012
Steven Zygmunt Strasser		Elected May 31, 2013

The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee and the Capex Committee. The table below details the membership and composition of each of the four committees as at the date of this Interim Report.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Sheldon Gary Adelson	—	—	Chairman	—
Robert Glen Goldstein	—	—	—	Member[1]
Toh Hup Hock	—	—	—	—
Michael Alan Leven	—	—	—	Chairman
Charles Daniel Forman	—	—	—	—
Iain Ferguson Bruce	Member	Member	Member	—
Chiang Yun	Member	—	—	—
David Muir Turnbull	—	Chairman	Member	—
Victor Patrick Hoog Antink	Chairman	Member	—	Member
Steven Zygmunt Strasser	Member	Member	—	—

(1) Appointed by a resolution of the Board on January 23, 2015

20

SANDS CHINA LTD. Interim Report 2015

3.6 DISCLOSURE OF DIRECTORS' INFORMATION PURSUANT TO RULE 13.51B(1) OF THE LISTING RULES

Other Major Appointment

On May 6, 2015, Ms. Chiang Yun, an Independent Non-Executive Director of the Company, was appointed as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Audit Committee and the Nomination Committee of Pacific Century Premium Developments Limited, listed on the Stock Exchange (stock code: 432).

On June 8, 2015, Mr. Toh Hup Hock, an Executive Director of the Company, was appointed as a committee member of the Tourism Development Committee of the Macao Government.

3.7 AUDIT COMMITTEE REVIEW

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2015, and was of the opinion that the preparation of such interim results complied with the applicable accounting standards and requirements and that adequate disclosures have been made. All of the Audit Committee members are Independent Non-Executive Directors, with Mr. Victor Patrick Hoog Antink (Chairman of the Audit Committee) and Mr. Iain Ferguson Bruce possessing the appropriate professional qualifications and accounting and related financial management expertise.

3.8 INTERESTS OF DIRECTORS AND CHIEF EXECUTIVES

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2015, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of interest	Number of Shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Toh Hup Hock	Company	Beneficial owner	981,200(L)[(4)]	0.01%

Name of Director	Associated corporation	Nature of interest	Number of securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	66,201,340(L)[(1)]	8.30%
		Family Interest	328,729,775(L)[(2)]	41.23%
Robert Glen Goldstein	LVS	Beneficial owner	2,867,508(L)[(3)]	0.36%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[(4)]	0.01%
Michael Alan Leven	LVS	Beneficial owner	777,036(L)[(5)]	0.10%
Charles Daniel Forman	LVS	Beneficial owner	216,301(L)[(6)]	0.03%

The letter "L" denotes the person's long position in such shares/securities.

21

3. CORPORATE

GOVERNANCE

Notes:

(1) This amount includes (a) 65,910,537 shares of LVS’s common stock (see note 7), (b) 44,287 unvested shares of LVS’s restricted stock, and (c) 246,516 options to purchase 246,516 shares in LVS’s common stock, of which 13,793 are vested and exercisable. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders’ meetings of LVS. LVS’s interests in our Company are set out in the below paragraph “Interests of Substantial Shareholders”.

(2) This amount includes (a) 93,779,145 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 1,772,576 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 2,709,026 shares of LVS’s common stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson.

(3) This amount includes (a) 169,111 shares of LVS’s common stock (see note 7), (b) 225,000 unvested LVS’s restricted stock, and (c) 2,473,397 options to purchase 2,473,397 shares in LVS’s common stock, of which 223,397 are vested and exercisable.

(4) These amounts include (a) 538,000 shares of the Company, (b) 443,200 unvested restricted share units of the Company, and (c) 60,000 options to purchase 60,000 shares of LVS’s common stock, all of which are vested and exercisable.

(5) This amount includes (a) 767,036 shares of LVS’s common stock (see note 7), of which 407,565 shares are held by a corporation which Mr. Leven controls one-third or more of the voting power at its general meetings, or the corporation or its directors are accustomed to act in accordance with his directions, and (b) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(6) This amount includes (a) 206,301 shares of LVS’s common stock (see note 7), and (b) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(7) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2015.

Save as disclosed above, so far as was known to the Directors, as at June 30, 2015, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at June 30, 2015, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

SANDS CHINA LTD. Interim Report 2015

3.9 INTERESTS OF SUBSTANTIAL SHAREHOLDERS

The interests of substantial Shareholders in the shares and underlying shares of the Company as at June 30, 2015, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders' interests in the shares of the Company as at June 30, 2015:

Name of substantial Shareholder	Capacity/Nature of interest	Number of Shares	% of issued share capital
Sheldon Gary Adelson	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Las Vegas Sands Corp.	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Las Vegas Sands, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Venetian Casino Resort, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.12%
LVS (Nevada) International Holdings, Inc.	Interest in a controlled corporation	5,657,814,885(L)	70.12%
LVS Dutch Finance CV	Interest in a controlled corporation	5,657,814,885(L)	70.12%
LVS Dutch Holding BV	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Sands IP Asset Management BV	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.12%

The letter "L" denotes the person's long position in such shares.

As at June 30, 2015, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

3.10 INTERESTS OF ANY OTHER PERSONS

Save as disclosed above, as at June 30, 2015, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

3.11 EQUITY AWARD PLAN

On November 8, 2009, our Company adopted an Equity Award Plan for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Share Options

As at June 30, 2015, 62,878,991 options to purchase shares in the Company had been granted under the Equity Award Plan of which 21,055,661 options had been exercised and 18,191,459 options had lapsed.

23

3. CORPORATE GOVERNANCE

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

Director & eligible employees	Date granted	Options granted	Exercise price per Share HK$	Closing price of Shares immediately before the date of grant HK$	Exercise period	Number of options						Weighted average closing price of Shares immediately before the dates on which options were exercised HK$
						outstanding as at January 1, 2015	granted during the period	vested during the period	lapsed during the period	exercised during the period	outstanding as at June 30, 2015	
David Alec Andrew Fleming	September 1, 2011	130,000	23.28	24.20	September 1, 2012– September 29, 2017	32,500	–	–	–	–	32,500	–
Other eligible employees	March 31, 2010	16,876,100	11.63	12.10	March 31, 2011– March 30, 2020	1,518,075	–	–	–	401,800	1,116,275	33.56
	September 30, 2010	2,672,500	13.23	14.32	September 30, 2011– September 29, 2020	497,950	–	–	–	201,000	296,950	32.55
	January 17, 2011	2,746,300	18.57	19.14	January 17, 2012– January 16, 2021	329,525	–	327,450	–	324,425	5,100	37.35
	May 11, 2011	2,530,591	21.73	21.40	May 11, 2012– May 10, 2021	707,996	–	389,148	–	141,725	566,271	32.19
	August 30, 2011	1,584,400	22.48	22.80	August 30, 2012– August 29, 2021	422,725	–	–	–	–	422,725	–
	November 24, 2011	2,671,000	20.23	20.95	November 24, 2012– November 23, 2021	876,225	–	–	–	150,250	725,975	34.83
	March 5, 2012	1,434,500	28.23	29.25	March 5, 2013– March 4, 2022	481,600	–	200,175	–	–	481,600	–
	May 14, 2012	1,787,100	28.14	28.90	May 14, 2013– May 13, 2022	1,139,400	–	381,775	–	–	1,139,400	–
	August 31, 2012	1,538,100	26.82	27.50	August 31, 2013– August 30, 2022	1,366,100	–	–	–	–	1,366,100	–
	September 17, 2012	845,000	28.43	28.50	September 17, 2013– September 16, 2022	260,000	–	–	–	–	260,000	–
	November 22, 2012	585,100	31.48	31.65	November 22, 2013– November 21, 2022	585,100	–	–	–	–	585,100	–
	December 24, 2012	312,000	33.28	34.05	December 24, 2013– December 23, 2022	312,000	–	–	–	–	312,000	–
	February 15, 2013	1,486,800	36.73	36.50	February 15, 2014– February 14, 2023	1,340,200	–	371,700	–	–	1,340,200	–
	May 16, 2013	1,241,900	40.26	40.45	May 16, 2014– May 15, 2023	591,900	–	99,225	146,250	–	445,650	–
	September 18, 2013	1,058,500	46.78	47.65	September 18, 2014– September 17, 2023	623,000	–	–	174,750	–	448,250	–
	November 13, 2013	749,600	53.95	54.70	November 13, 2014– November 12, 2023	504,900	–	–	–	–	504,900	–
	February 24, 2014	2,602,300	59.35	58.90	February 24, 2015– February 23, 2024	2,602,300	–	650,575	–	–	2,602,300	–
	March 18, 2014	3,238,800	62.94	62.25	March 18, 2015– March 17, 2024	3,238,800	–	809,700	149,025	–	3,089,775	–
	May 21, 2014	2,723,800	57.75	57.40	May 21, 2015– May 20, 2024	2,723,800	–	629,525	205,700	–	2,518,100	–
	June 18, 2014	1,071,400	53.64	53.10	June 18, 2015– June 17, 2024	1,071,400	–	199,900	271,800	–	799,600	–
	June 23, 2014	552,500	54.20	54.60	June 23, 2015– June 22, 2024	552,500	–	138,125	–	–	552,500	–
	August 29, 2014	1,063,100	52.33	51.35	August 29, 2015– August 28, 2024	1,063,100	–	–	195,100	–	868,000	–
	September 26, 2014	195,000	43.27	41.30	September 26, 2015– September 25, 2024	195,000	–	–	–	–	195,000	–
	December 29, 2014	213,600	38.90	38.50	December 29, 2015– December 28, 2024	213,600	–	–	–	–	213,600	–
	March 3, 2015	648,400	35.90	35.30	March 3, 2016– March 2, 2025	–	648,400	–	–	–	648,400	–
	May 5, 2015	795,600	33.15	32.80	May 5, 2016– May 4, 2025	–	795,600	–	–	–	795,600	–
	May 22, 2015	1,300,000	32.35	32.05	May 22, 2016– May 21, 2025	–	1,300,000	–	–	–	1,300,000	–

24

SANDS CHINA LTD. Interim Report 2015

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

2. Save as disclosed in note 3 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying

shares in respect of which

the above share options

will vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None

From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter

From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters

From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary Three-quarters

From the fourth Offer Anniversary and thereafter All

c3. 130,000 share options granted to Mr. David Alec Andrew Fleming on September 1, 2011 were to vest according to the above schedule. An amendment to the option agreement approved on November 6, 2014 changed the vesting date of the last quarter of these share options (the unvested portion) to July 1, 2017, the completion date of the consultant agreement that became effective on July 1, 2015.

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the six months ended June 30, 2015, measured as at the date of grant, was approximately US$0.95.

3. CORPORATE

GOVERNANCE

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values of options granted during the six months ended June 30, 2015:

Weighted average volatility 44.8%

Expected term (in years) 4.0

Risk-free rate 0.7%

Expected dividends 6.0%

Restricted Share Units

As at June 30, 2015, 3,090,000 restricted share units had been granted under the Equity Award Plan. As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 1,432,000 unvested restricted share units were modified from equity-settled to cash-settled. Of this amount, 700,095 restricted share units vested on a pro-rata basis in accordance with their terms during the six months ended June 30, 2015 and were cash-settled.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any equity award plan of the Group as at June 30, 2015 and no options, restricted share units or any other share-based awards were cancelled during the period.

3.12 PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SHARES

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2015.

SANDS CHINA LTD. Interim Report 2014

4.1 REPORT ON REVIEW OF CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

TO THE BOARD OF DIRECTORS OF SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

INTRODUCTION

We have reviewed the condensed consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 28 to 56, which comprises the consolidated balance sheet as at June 30, 2015 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and condensed consolidated statement of cash flows for the six-month period then ended, and certain explanatory notes. The Main Board Listing Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited require the preparation of a report on interim financial information to be in compliance with the relevant provisions thereof and International Accounting Standard 34 Interim Financial Reporting (“IAS 34”). The directors of the Company are responsible for the preparation and presentation of these condensed consolidated financial statements in accordance with IAS 34. Our responsibility is to express a conclusion on these condensed consolidated financial statements based on our review, and to report our conclusion solely to you, as a body, in accordance with our agreed terms of engagement, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

SCOPE OF REVIEW

We conducted our review in accordance with International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of these condensed consolidated financial statements consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

CONCLUSION

Based on our review, nothing has come to our attention that causes us to believe that the condensed consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong August 14, 2015

4.2	CONSOLIDATED

INCOME STATEMENT

Six months ended June 30,

2015 2014

US$’000, except per share data

Note(Unaudited)

Net revenues 5 3,516,594 5,075,255

Gaming tax(1,382,490)(2,169,447)

Employee benefit expenses(568,459)(529,555)

Depreciation and amortization(268,457)(257,250)

Gaming promoter/agency commissions(81,948)(183,949)

Inventories consumed(40,196)(49,932)

Other expenses and losses 6(429,488)(465,309)

Operating profit 745,556 1,419,813

Interest income 8,736 9,489

Interest expense, net of amounts capitalized 7(30,459)(38,193)

Loss on modification or early retirement of debt 15 —(17,964)

Profit before income tax 723,833 1,373,145

Income tax benefit/(expense) 8 10,660(2,729)

Profit for the period attributable to equity holders

of the Company 734,493 1,370,416

Earnings per share for profit attributable to

equity holders of the Company

— Basic 9 US9.10 cents US16.99 cents

— Diluted 9 US9.10 cents US16.98 cents

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

SANDS CHINA LTD. Interim Report 2015

4.2 CONSOLIDATED

STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 734,493 1,370,416

Other comprehensive income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences 3,352 3,823

Total comprehensive income for the period attributable to

equity holders of the Company 737,845 1,374,239

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

4.2	CONSOLIDATED

BALANCE SHEET

June 30, December 31,

2015 2014

US$’000

Note(Unaudited)(Audited)

ASSETS

Non-current assets

Investment properties, net 1,200,042 1,143,222

Property and equipment, net 11 7,204,694 6,912,974

Intangible assets, net 23,117 20,705

Deferred income tax assets 37,700 23,910

Other assets, net 29,529 30,506

Trade and other receivables and prepayments, net 23,946 21,328

Total non-current assets 8,519,028 8,152,645

Current assets

Inventories 11,976 13,913

Trade and other receivables and prepayments, net 12 534,036 639,180

Restricted cash and cash equivalents 7,120 6,538

Cash and cash equivalents 1,955,421 2,535,315

Total current assets 2,508,553 3,194,946

Total assets 11,027,581 11,347,591

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

SANDS CHINA LTD. Interim Report 2015

June 30, December 31,

2015 2014

US$’000

Note(Unaudited)(Audited)

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 13 80,689 80,677

Reserves 5,025,669 6,348,670

Total equity 5,106,358 6,429,347

LIABILITIES

Non-current liabilities

Trade and other payables 14 80,330 77,566

Borrowings 15 3,368,866 3,194,369

Deferred income tax liabilities 26,807 26,504

Total non-current liabilities 3,476,003 3,298,439

Current liabilities

Trade and other payables 14 1,395,361 1,608,344

Dividend payable 10 1,041,180 —

Current income tax liabilities 2,910 5,644

Borrowings 15 5,769 5,817

Total current liabilities 2,445,220 1,619,805

Total liabilities 5,921,223 4,918,244

Total equity and liabilities 11,027,581 11,347,591

Net current assets 63,333 1,575,141

Total assets less current liabilities 8,582,361 9,727,786

Approved by the Board of Directors on August 14, 2015 and signed on behalf of the Board by

Sheldon Gary Adelson Toh Hup Hock

Director Director

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

4.2 **CONSOLIDATED** STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000 (Unaudited)				
For the six months ended June 30, 2014								
Balance at January 1, 2014	80,632	87,435	2,180,495	6,317	52,731	7,804	4,034,468	6,449,882
Profit for the period	—	—	—	—	—	—	1,370,416	1,370,416
Other comprehensive income for the period, net of tax	—	—	—	—	—	3,823	—	3,823
Total comprehensive income	—	—	—	—	—	3,823	1,370,416	1,374,239
Exercise of share options	27	—	6,636	—	—	—	—	6,663
Transfer to share premium upon exercise of share options	—	—	3,866	—	(3,866)	—	—	—
Share-based compensation of the Company	—	—	—	—	11,635	—	—	11,635
Share-based compensation charged by LVS	—	—	—	—	390	—	—	390
Dividends to equity holders of the Company (Note 10)	—	—	(800,563)	—	—	—	(1,800,000)	(2,600,563)
Balance at June 30, 2014	80,659	87,435	1,390,434	6,317	60,890	11,627	3,604,884	5,242,246
For the six months ended June 30, 2015								
Balance at January 1, 2015	**80,677**	**87,435**	**1,397,002**	**6,317**	**71,062**	**4,682**	**4,782,172**	**6,429,347**
Profit for the period	**—**	**—**	**—**	**—**	**—**	**—**	**734,493**	**734,493**
Other comprehensive income for the period, net of tax	**—**	**—**	**—**	**—**	**—**	**3,352**	**—**	**3,352**
Total comprehensive income	**—**	**—**	**—**	**—**	**—**	**3,352**	**734,493**	**737,845**
Exercise of share options	**12**	**—**	**2,499**	**—**	**—**	**—**	**—**	**2,511**
Reclassification of certain share-based compensation awards from equity-settled to cash-settled	**—**	**—**	**—**	**—**	**(5,472)**	**—**	**—**	**(5,472)**
Transfer to share premium upon exercise of share options	**—**	**—**	**1,662**	**—**	**(1,662)**	**—**	**—**	**—**
Share-based compensation of the Company	**—**	**—**	**—**	**—**	**13,642**	**—**	**—**	**13,642**
Share-based compensation charged by LVS	**—**	**—**	**—**	**—**	**141**	**—**	**—**	**141**
Dividends to equity holders of the Company (Note 10)	**—**	**—**	**—**	**—**	**—**	**—**	**(2,071,656)**	**(2,071,656)**
Balance at June 30, 2015	**80,689**	**87,435**	**1,401,163**	**6,317**	**77,711**	**8,034**	**3,445,009**	**5,106,358**

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

32

SANDS CHINA LTD. Interim Report 2015

4.2 CONSOLIDATED

CONSOLIDATED STATEMENT OF CASH FLOWS

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Net cash generated from operating activities 901,172 1,670,976

Cash flows from investing activities

Increase in restricted cash and cash equivalents (576) (588))

Purchases of property and equipment (520,933) (389,530)

Additions to investment properties (72,930) (33,930)

Purchases of intangible assets (5,755) (4,529)

Proceeds from disposal of property and equipment 33 67

Interest received 11,199 10,158

Net cash used in investing activities (588,962) (418,352)

Cash flows from financing activities

Proceeds from exercise of share options 2,511 6,663

Proceeds from borrowings 999,277 819,725

Repayments of borrowings (520,188) (819,679)

Dividends paid (1,030,161) (2,600,916)

Repayments of finance lease liabilities (4,350) (4,864)

Payments for deferred financing costs (11,664) (61,751)

Interest paid (28,699) (29,338)

Net cash used in financing activities (893,274) (2,690,160)

Net decrease in cash and cash equivalents (581,064) (1,437,536)

Cash and cash equivalents at beginning of period 2,535,315 2,943,424

Effect of exchange rate on cash and cash equivalents 1,170 1,897

Cash and cash equivalents at end of period 1,955,421 1,507,785

Cash and cash equivalents comprised:

Cash at bank and on hand 495,170 581,542

Short-term bank deposits 1,460,251 926,243

1,955,421 1,507,785

The notes on pages 34 to 56 form an integral part of these condensed consolidated financial statements.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features three hotel towers, consisting of hotel rooms and suites under the Conrad, Holiday Inn and Sheraton brands. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited on November 30, 2009.

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 14, 2015.

These condensed consolidated financial statements have not been audited.

2. BASIS OF PREPARATION

The condensed consolidated financial statements for the six months ended June 30, 2015 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2014, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

SANDS CHINA LTD. Interim Report 2015

3. SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements have been prepared on the historical cost basis except for certain financial assets and financial liabilities that are measured at fair value.

Except as described below, the accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2015 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2014.

During the period, there have been a number of new amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards and amendments that have been issued, but are not yet effective for the period. The Group has already commenced the assessment of the impact of the new or revised standards and amendments to the Group, but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group.

The preparation of condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that were applied to the consolidated financial statements for the year ended December 31, 2014.

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The condensed consolidated financial statements do not include all financial risk management information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2014. There have been no changes in any risk management policies since year-end 2014.

4. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao, the St. Regis tower (the remaining phase of Sands Cotai Central) and the Four Seasons apart-hotel tower.

4.3 **NOTES TO THE CONDENSED**
CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (CONTINUED)

Revenue comprises turnover from the sale of goods and services in the ordinary course of the Group's activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao, and The Parisian Macao once in operation, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Group's segment information is as follows:

	Six months ended June 30,	
	2015	2014
	US$'000	
	(Unaudited)	
Net revenues		
The Venetian Macao	**1,521,865**	2,208,157
Sands Cotai Central	**1,114,730**	1,598,818
The Plaza Macao	**364,226**	596,369
Sands Macao	**461,305**	619,913
Ferry and other operations	**68,980**	66,026
The Parisian Macao	**—**	—
Inter-segment revenues	**(14,512)**	(14,028)
	3,516,594	5,075,255

	Six months ended June 30,	
	2015	2014
	US$'000	
	(Unaudited)	
Adjusted EBITDA (Note)		
The Venetian Macao	**526,477**	872,850
Sands Cotai Central	**319,628**	513,026
The Plaza Macao	**118,828**	180,844
Sands Macao	**123,247**	172,984
Ferry and other operations	**7,982**	(2,354)
The Parisian Macao	**—**	—
	1,096,162	1,737,350

Note: Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

36

SANDS CHINA LTD. Interim Report 2015

4.	SEGMENT INFORMATION (CONTINUED)

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 78,921 75,027

Sands Cotai Central 143,942 137,572

The Plaza Macao 19,986 20,383

Sands Macao 18,769 17,339

Ferry and other operations 6,839 6,929

The Parisian Macao — —

268,457 257,250

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Adjusted EBITDA 1,096,162 1,737,350

Share-based compensation, net of amount capitalized(i)(12,303)(10,754)

Corporate expense(36,893)(29,292)

Pre-opening expense(18,551)(20,077)

Depreciation and amortization(268,457)(257,250)

Net foreign exchange gains 1,142 1,237

Loss on disposal of property and equipment, investment properties and intangible assets(15,544)(1,386)

Fair value losses on financial assets at fair value through profit or loss —(15)

Operating profit 745,556 1,419,813

Interest income 8,736 9,489

Interest expense, net of amounts capitalized(30,459)(38,193)

Loss on modification or early retirement of debt —(17,964)

Profit before income tax 723,833 1,373,145

Income tax benefit/(expense) 10,660(2,729)

Profit for the period attributable to equity holders of the Company 734,493 1,370,416

(i) Amount includes share-based compensation of US$1,054,000 and US$749,000 (six months ended June 30, 2014: nil and US$214,000) related to corporate expense and pre-opening expense, respectively.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

4.	SEGMENT INFORMATION (CONTINUED)

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Capital expenditures

The Venetian Macao 43,387 44,150

Sands Cotai Central 219,090 156,546

The Plaza Macao 8,179 21,850

Sands Macao 13,542 14,788

Ferry and other operations 1,385 1,092

The Parisian Macao 314,035 189,563

599,618 427,989

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

Total assets

The Venetian Macao 3,325,443 3,854,834

Sands Cotai Central 4,758,198 4,830,193

The Plaza Macao 1,113,909 1,181,298

Sands Macao 396,632 416,562

Ferry and other operations 247,972 229,253

The Parisian Macao 1,185,427 835,451

11,027,581 11,347,591

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Total non-current assets

Held locally 8,314,696 7,956,622

Held in foreign countries 166,632 172,113

Deferred income tax assets 37,700 23,910

8,519,028 8,152,645

SANDS CHINA LTD. Interim Report 2015

5.	NET REVENUES

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Casino 2,998,667 4,571,491

Mall

— Income from right of use 155,789 126,057

— Management fees and other 25,558 21,812

Rooms 154,036 164,911

Food and beverage 74,271 84,061

Convention, ferry, retail and other 108,273 106,923

3,516,594 5,075,255

6.	OTHER EXPENSES AND LOSSES

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Utilities and operating supplies 86,522 107,519

Advertising and promotions 67,867 78,875

Contract labor and services 58,657 59,630

Repairs and maintenance 30,475 30,957

Royalty fees 30,061 26,985

Provision for doubtful accounts 29,649 24,491

Management fees 22,076 26,888

Loss on disposal of property and equipment, investment properties and intangible assets 15,544 1,386

Operating lease payments 13,790 14,304

Auditor’s remuneration 991 884

Net foreign exchange gains(1,142)(1,237)

Suspension costs(1) — 7,545

Fair value losses on financial assets at fair value through profit or loss — 15

Other support services 58,725 63,363

Other operating expenses 16,273 23,704

429,488 465,309

(1) Suspension costs were primarily comprised of fees paid to trade contractors and legal costs as a result of the temporary project suspension at The Parisian Macao, which resumed construction activities in October 2014.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

7. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Bank borrowings 23,311 25,220

Amortization of deferred financing costs 9,961 10,874

Finance lease liabilities 2,900 3,072

Standby fee and other financing costs 4,364 2,718

40,536 41,884

Less: interest capitalized(10,077)(3,691)

Interest expense, net of amounts capitalized 30,459 38,193

8.	INCOME TAX BENEFIT/(EXPENSE)

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Current income tax

Lump sum in lieu of Macao complementary tax on dividends(2,655)(2,653)

Other overseas taxes(339)(74)

Over/(under)provision in prior years

Macao complementary tax —(2)

Other overseas taxes 166 132

Deferred income tax 13,488(132)

Income tax benefit/(expense) 10,660(2,729)

The Company’s subsidiaries that carry on business in Hong Kong are subject to Hong Kong profits tax at 16.5% for the six months ended June 30, 2015 (six months ended June 30, 2014: same). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions. The maximum rate is 12% for Macao (six months ended June 30, 2014: same) and 25% for China (six months ended June 30, 2014: same).

SANDS CHINA LTD. Interim Report 2015

8. INCOME TAX BENEFIT/(EXPENSE) (CONTINUED)

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, Venetian Macau Limited (“VML”) was exempt from Macao complementary tax on its gaming activities for five years effective from the tax year 2004 to the tax year 2008. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2009 to the tax year 2013. On October 3, 2013, VML was granted, pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the six months ended June 30, 2015, Macao complementary tax is calculated progressively up to a maximum of 12% of the estimated assessable profit (six months ended June 30, 2014: same).

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government in 2011. The agreement provided for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In May 2014, VML entered into another Shareholder Dividend Tax Agreement with the Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities.

9. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2015, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

9. EARNINGS PER SHARE (CONTINUED)

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30,

2015 2014

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 734,493 1,370,416

Weighted average number of shares for basic earnings per share

(thousand shares) 8,068,344 8,064,183

Adjustments for share options and restricted share units

(thousand shares) 2,574 8,462

Weighted average number of shares for diluted earnings per share

(thousand shares) 8,070,918 8,072,645

Earnings per share, basic US9.10 cents US16.99 cents

Earnings per share, basic(i) HK70.55 cents HK131.69 cents

Earnings per share, diluted US9.10 cents US16.98 cents

Earnings per share, diluted(i) HK70.55 cents HK131.62 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7523 (six months ended June 30, 2014: US$1.00 to HK$7.7513). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

SANDS CHINA LTD. Interim Report 2015

10.	DIVIDENDS

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

2014 interim dividend of HK$0.99 (equivalent to US$0.128)

per ordinary share declared on January 23, 2015 and paid 1,030,396 —

2014 final dividend of HK$1.00 (equivalent to US$0.129)

per ordinary share declared on June 17, 2015 1,041,260 —

2013 interim dividend of HK$0.87 (equivalent to US$0.112)

per ordinary share declared on January 24, 2014 and paid — 905,118

2013 special dividend of HK$0.77 (equivalent to US$0.099)

per ordinary share declared on January 24, 2014 and paid — 801,082

2013 final dividend of HK$0.86 (equivalent to US$0.111)

per ordinary share declared on May 30, 2014 and paid — 894,363

2,071,656 2,600,563

On January 23, 2015, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. This interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 27, 2015.

On June 17, 2015, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2014 to Shareholders whose names appeared on the register of members of the Company on June 24, 2015. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on July 15, 2015.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2015.

11.	PROPERTY AND EQUIPMENT, NET

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 6,912,974 6,722,586

Additions 550,388 755,839

Adjustments to project costs (1,820) (20,436)

Disposals(15,599)(3,305)

Transfer to investment properties —(57,376)

Depreciation (246,087) (481,722)

Exchange difference 4,838 (2,612)

Balance, end of period/year 7,204,694 6,912,974

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

12.	TRADE RECEIVABLES

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

0–30 days 390,767 515,852

31–60 days 32,306 35,199

61–90 days 10,125 10,651

Over 90 days 21,205 15,935

454,403 577,637

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter’s guarantor. The receivables from gaming promoters can be offset against the commissions payable and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

As at June 30, 2015, included in trade receivables after provision for doubtful accounts are casino receivables of US$408.2 million (as at December 31, 2014: US$456.7 million). There is a concentration of credit risk related to net casino receivables as 63.2% (as at December 31, 2014: 55.9%) of the casino receivables as at June 30, 2015 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at June 30, 2015 and December 31, 2014.

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances.

SANDS CHINA LTD. Interim Report 2015

13.	SHARE CAPITAL

Ordinary shares

of US$0.01 each US$’000

Issued and fully paid:

At January 1, 2014 (audited) 8,063,193,845 80,632

Shares issued upon exercise of share options 2,659,500 27

At June 30, 2014 (unaudited) 8,065,853,345 80,659

At January 1, 2015 (audited) 8,067,701,545 80,677

Shares issued upon exercise of share options 1,219,200 12

At June 30, 2015 (unaudited) 8,068,920,745 80,689

14.	TRADE AND OTHER PAYABLES

June 30, December 31,

2015 2014

US$’000

Note (Unaudited) (Audited)

Trade payables 28,066 35,771

Outstanding chips and other casino liabilities 466,991 606,592

Deposits 250,385 290,231

Construction payables and accruals 218,164 196,930

Other tax payables 212,990 250,935

Accrued employee benefit expenses 129,345 134,546

Interest payables 39,356 37,601

Payables to related companies — non-trade 17(b) 11,915 4,383

Other payables and accruals 118,479 128,921

1,475,691 1,685,910

Less: non-current portion (80,330) (77,566)

Current portion 1,395,361 1,608,344

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

14.	TRADE AND OTHER PAYABLES (CONTINUED)

The aging analysis of trade payables is as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

0–30 days 20,276 22,556

31–60 days 4,327 9,214

61–90 days 1,262 2,070

Over 90 days 2,201 1,931

28,066 35,771

15.	BORROWINGS

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Non-current portion

Bank loans, secured 3,389,093 3,208,268

Finance lease liabilities on leasehold interests in land, secured 72,010 75,500

Other finance lease liabilities, secured 2,367 3,422

3,463,470 3,287,190

Less: deferred financing costs(94,604)(92,821)

3,368,866 3,194,369

Current portion

Finance lease liabilities on leasehold interests in land, secured 3,485 3,545

Other finance lease liabilities, secured 2,284 2,272

5,769 5,817

Total borrowings 3,374,635 3,200,186

SANDS CHINA LTD. Interim Report 2015

15.	BORROWINGS (CONTINUED)

The Group’s borrowings are denominated in the following currencies:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

US$ 1,287,931 1,351,187

HK$ 1,531,199 1,241,871

MOP 555,505 607,128

3,374,635 3,200,186

The estimated fair value of the Group’s bank loans as at June 30, 2015 was approximately US$3.27 billion (as at

December 31, 2014: US$3.09 billion). The maturities of bank loans are as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Repayable between 1 and 2 years 59,732 —

Repayable between 2 and 5 years 2,749,475 1,576,241

Repayable after 5 years 579,886 1,632,027

3,389,093 3,208,268

The movements of bank loans are analyzed as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 3,208,268 3,208,869

Proceeds from borrowings 999,277 819,725

Repayments of borrowings(820,188)(819,679)

Exchange difference 1,736(647)

Balance, end of period/year 3,389,093 3,208,268

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15.	BORROWINGS (CONTINUED) 2011 VML Credit Facility

During March 2014, the Group amended its 2011 VML Credit Facility to, among other things, modify certain financial covenants. In addition to the amendment, certain lenders extended the maturity of US$2.39 billion in aggregate principal amount of the 2011 VML Term Facility to March 31, 2020 (the “Extended 2011 VML Term Facility”), and, together with new lenders, provided US$2.0 billion in aggregate principal amount of revolving loan commitments (the “Extended 2011 VML Revolving Facility”). A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. The Group recorded an US$18.0 million loss on modification or early retirement of debt during the six months ended June 30, 2014, in connection with the pay down and extension.

In April 2015, the Group entered into a joinder agreement (the “Joinder Agreement”) to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders have agreed to provide a new term loan equal to US$1.0 billion (the “2011 VML Accordion Term”), which was fully funded on April 30, 2015 (the “Joinder Funding Date”). During the six months ended June 30, 2015, the Group made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility.

The 2011 VML Accordion Term bears interest, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Inter-bank Offered Rate (“HIBOR”), plus a credit spread, or an alternative base rate, plus a credit spread, which credit spread in each case is determined based on the consolidated total leverage ratio as set forth in the Joinder Agreement. The credit spread ranges from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate. The initial credit spread as at April 30, 2015 (the date the term was funded), was 0.25% per annum for loans accruing interest at a base rate and 1.25% per annum for loans accruing at an adjusted Eurodollar or HIBOR rate.

The 2011 VML Accordion Term will mature on March 30, 2021. Commencing with the quarterly period ending June 30, 2018, and at the end of each subsequent quarter through March 31, 2019, the Joinder Agreement requires the Borrower to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Joinder Funding Date. Commencing with the quarterly period ending on June 30, 2019, and at the end of each subsequent quarter through March 31, 2020, the Borrower is required to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Joinder Funding Date. For the quarterly periods ending on June 30 through December 31, 2020, the Borrower is required to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 12.0% of the aggregate principal amount outstanding as at the Joinder Funding Date. The remaining balance on the 2011 VML Accordion Term is due on the maturity date.

As at June 30, 2015, the Group had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

SANDS CHINA LTD. Interim Report 2015

15.	BORROWINGS (CONTINUED)

The movements of finance lease liabilities on leasehold interests in land are analyzed as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Balance, beginning of period/year 79,045 82,186

True-up adjustment(1,318)(730)

Additions 1,060 —

Repayments(3,292)(2,411)

Balance, end of period/year 75,495 79,045

16.	COMMITMENTS AND CONTINGENCIES
(a)	Capital commitments

Property and equipment commitments not provided for are as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited)(Audited)

Contracted but not provided for 1,397,421 1,884,478

Authorized but not contracted for 1,019,442 1,161,299

2,416,863 3,045,777

(b)	Operating lease commitments
(i)	The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

No later than 1 year 3,363 3,726

Later than 1 year and no later than 5 years 9 36

3,372 3,762

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

16.	COMMITMENTS AND CONTINGENCIES (CONTINUED) (b) Operating lease commitments (continued)

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

No later than 1 year 291,981 282,183

Later than 1 year and no later than 5 years 712,439 712,372

Later than 5 years 260,218 269,385

1,264,638 1,263,940

(c)	Litigation

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.

(d)	Cotai Strip development projects

Under the land concession for The Parisian Macao, which is anticipated to open in the second half of 2016 (subject to Macao Government approval), the Group is required to complete the development by April 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. The Group has applied for an extension from the Macao Government to complete The Parisian Macao as the Group believes it will be unable to meet the April 2016 deadline. Should the Group determine that it is unable to complete Sands Cotai Central by December 2016, the Group would then also expect to apply for another extension from the Macao Government. If the Group is unable to meet the Sands Cotai Central deadline and the deadlines for either development are not extended, the Group could lose its land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.18 billion or US$4.78 billion in capitalized construction costs including land, as at June 30, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

SANDS CHINA LTD. Interim Report 2015

17.	RELATED PARTY TRANSACTIONS

For the purposes of the condensed consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, signi cant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the condensed consolidated financial statements, the Group had the following significant transactions with related parties during the period:

(a)	Transactions during the period
(i)	Management fee income

Six months ended June 30, 2015 2014 US$’000

(Unaudited)

LVS 762 471 Intermediate holding companies 187 238 Fellow subsidiaries 1,638 1,088

2,587 1,797

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

LVS 7,281 9,458

Intermediate holding company 95 12

Fellow subsidiaries 6,880 7,725

14,256 17,195

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

17.	RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the period (continued)

(iii) Key management personnel remuneration

No transactions have been entered into with the Directors of the Company (being the key management personnel) during the six months ended June 30, 2015 other than the emoluments paid or payable to them totaling US$5.0 million (six months ended June 30, 2014: US$4.1 million).

In addition, two directors of the Company received emoluments (inclusive of share-based compensation) from LVS of US$1.5 million (six months ended June 30, 2014: US$0.4 million) for their services to the Group for the six months ended June 30, 2015.

(iv) Royalty fees

There has been no change in the terms of the royalty agreement that was entered into with Las Vegas Sands, LLC in November 2009 since the last annual report. During the six months ended June 30, 2015, the Group incurred US$27.3 million (six months ended June 30, 2014: US$24.4 million) of royalty fees under this agreement.

(v)	Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 18(d) and (e)).

(b)	Period-end balances between the Group and related companies

June 30, December 31,

2015 2014

US$’000

Note(Unaudited)(Audited)

Receivables from related companies:

Intermediate holding company 11 15

Fellow subsidiary 103 —

114 15

Payables to related companies:

LVS 3,818 3,305

Intermediate holding companies 7,118 101

Fellow subsidiaries 979 977

14	11,915 4,383

The receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

SANDS CHINA LTD. Interim Report 2015

18.	SHARE-BASED COMPENSATION

Total amounts of share-based compensation and the amounts capitalized are as follows:

Six months ended June 30,

2015 2014

US$’000

(Unaudited)

Share-based compensation costs:

Charged by LVS 141 390

Incurred under the Equity Award Plan of the Company 13,642 11,635

Remeasurement of cash-settled awards (1,197) —

Less: amount capitalized as part of property and equipment (283) (1,271)

Share-based compensation expensed in the consolidated

income statement 12,303 10,754

(a)	Share options of the Company

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the Equity Award Plan operated by the Company are as follows:

Six months ended June 30, 2015

Weighted

Number of average

options exercise price

’000 US$

(Unaudited)

Outstanding at January 1 23,250 5.50

Granted 2,744 4.28

Exercised (1,219) 2.05

Forfeited (1,143) 6.74

Outstanding at June 30 23,632 5.47

Exercisable at June 30 8,118 4.57

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

SHARE-BASED COMPENSATION (CONTINUED)

Share options of the Company (continued)

Six months ended June 30, 2014

Weighted

Number of average

options exercise price

’000 US$

(Unaudited)

Outstanding at January 1 17,607 3.49

Granted — —

Exercised (113) 2.07

Forfeited (245) 7.02

Outstanding at February 14 17,249 3.45

Outstanding at February 15(i) 17,249 3.35

Granted 10,189 7.59

Exercised (2,547) 2.51

Forfeited (331) 5.30

Outstanding at June 30 24,560 5.17

Exercisable at June 30 4,628 2.42

(i) As a result of the special dividend declared on January 24, 2014, the exercise prices of the outstanding share options granted under the Equity Award Plan as at February 14, 2014 have been reduced by HK$0.77 (equivalent to US$0.099) per share option. For details, please refer to the Company’s announcement dated January 24, 2014.

(b)	Equity-settled restricted share units of the Company

Movements in the number of unvested equity-settled restricted share units and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the equity-settled restricted share units granted by the Company are as follows:

Six months ended June 30,

2015 2014

Weighted Weighted

Number of average grant Number of average grant

restricted date fair restricted date fair

share units(i) value(ii) share units(i) value(ii)

’000 US$ ’000 US$

(Unaudited)

Unvested at January 1 2,971 6.66 2,608 6.64

Granted 119 4.90 189 7.37

Modified to cash-settled (1,432) 5.82 — —

Unvested at June 30 1,658 7.26 2,797 6.69

(i) The number of unvested restricted share units represents the number of ordinary shares of the Company given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of the Company.

SANDS CHINA LTD. Interim Report 2015

18.	SHARE-BASED COMPENSATION (CONTINUED) (c) Cash-settled restricted share units of the Company

Movements in the number of unvested cash-settled restricted share units are as follows:

Six months ended June 30,

2015 2014

Number of restricted share units

’000

(Unaudited)

Unvested at January 1 — —

Modified from equity-settled 1,432 —

Vested(700) —

Unvested at June 30 732 —

As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 1,432,000 unvested restricted share units were modified from equity-settled to cash-settled. Of this amount, 700,095 restricted share units vested on a pro-rata basis in accordance with their terms during the six months ended June 30, 2015 and were cash-settled. Upon settlement, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company’s shares as stated in the daily quotation sheet of The Stock Exchange on the vesting date, and (ii) the average closing price of the Company’s shares for the five trading days immediately preceding the vesting date. If the vesting date is not a trading day or if it falls within a black out period, the trading day immediately preceding such date shall be considered the vesting date. The modification to cash-settled resulted in no additional compensation expense. US$5.5 million was reclassified from share-based compensation reserve to liability. Until settled, the liability will be measured at the fair value of the restricted share units at the end of each reporting period and at the date of settlement, with any changes in fair value recognized in profit or loss for the period. During the six months ended June 30, 2015, the Company paid US$2.9 million to settle vested restricted share units that were previously classified as equity awards.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

18.	SHARE-BASED COMPENSATION (CONTINUED) (d) Share options of LVS

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the 2004 Plan operated by LVS are as follows:

Six months ended June 30,

2015 2014

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

’000 US$ ’000 US$

(Unaudited)

Outstanding at January 1 497 70.39 671 65.23

Granted — — — —

Exercised(13) 13.83(157) 48.86

Expired(9) 79.06(10) 85.55

Outstanding at June 30 475 71.82 504 69.92

Exercisable at June 30 475 71.82 504 69.92

(e)	Restricted shares and units of LVS

Movements in the number of unvested restricted shares and units and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares and units granted by LVS are as follows:

Six months ended June 30,

2015 2014

Number of Weighted Number of Weighted

restricted average grant restricted average grant

shares and date fair shares and date fair

units(i) value(ii) units(i) value(ii)

’000 US$ ‘000 US$

(Unaudited)

Unvested at January 1 13 56.30 15 53.91

Granted 1 54.99 1 76.18

Vested(1) 76.18(1) 57.35

Unvested at June 30 13 54.69 15 55.07

The number of unvested restricted shares and units represents the number of ordinary shares of LVS to be given to the employees upon vesting.

Grant date fair value represents the fair value of the ordinary shares of LVS.

SANDS CHINA LTD. Interim Report 2015

5. CORPORATE

INFORMATION

(as at the Latest Practicable Date)

DIRECTORS Executive Directors

Mr. Sheldon Gary Adelson

(Chairman of the Board and Chief Executive Officer)

Mr. Robert Glen Goldstein

(Interim President)

Mr. Toh Hup Hock

(Executive Vice President and Chief Financial Officer)

Non-Executive Directors

Mr. Michael Alan Leven Mr. Charles Daniel Forman

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce Ms. Chiang Yun Mr. David Muir Turnbull Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser

REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre 183 Queen’s Road East Hong Kong

COMPANY’S WEBSITE

www.sandschinaltd.com

COMPANY SECRETARY

Mr. Dylan James Williams*

BOARD COMMITTEES Audit Committee

Mr. Victor Patrick Hoog Antink (Chairman) Mr. Iain Ferguson Bruce Ms. Chiang Yun Mr. Steven Zygmunt Strasser

Remuneration Committee

Mr. David Muir Turnbull (Chairman) Mr. Iain Ferguson Bruce Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman) Mr. Iain Ferguson Bruce Mr. David Muir Turnbull

Capex Committee

Mr. Michael Alan Leven (Chairman) Mr. Robert Glen Goldstein Mr. Victor Patrick Hoog Antink

AUTHORIZED REPRESENTATIVES

Mr. Toh Hup Hock Mr. Dylan James Williams* The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited Shops 1712–1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A. Avenida Almeida Ribeiro, 22 Macao

Bank of China Limited, Macao Branch Bank of China Building Avenida Doutor Mario Soares Macao

STOCK CODE

1928

Mr. David Alec Andrew Fleming retired as Company Secretary, General Counsel, Authorized Representative and Alternate Director to Mr. Michael Alan Leven, in each case, with effect from April 1, 2015. Mr. Dylan James Williams was appointed by the Board as Company Secretary and Authorized Representative, in each case, with effect from April 1, 2015.

6. CONTACT US

INTERIM REPORT

This 2015 Interim Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com and was posted to Shareholders.

Those Shareholders who received our 2015 Interim Report electronically and would like to receive a printed copy or vice versa may at any time change their means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2015 Interim Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2015 Interim Report, may also request to be sent a copy of this 2015 Interim Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong Telephone: +852 2862 8628 Facsimile: +852 2865 0990 Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong Telephone: +853 8118 2888 Facsimile: +853 2888 3382 Email: scl-enquiries@sands.com.mo

SANDS CHINA LTD. Interim Report 2015

7. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, gain or loss on disposal of property and equipment, investment properties and intangible assets, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax benefit or expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity.

Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its fillings with the U.S. Securities and

Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“Capex Committee” Sands China Capital Expenditure Committee of the Company

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the

Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Code” Corporate Governance Code contained in Appendix 14 of the Listing Rules

“Company,” “our,” “we,” Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an

“us,” or “Sands China” exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

7. GLOSSARY

“Company Code” the Company’s own securities trading code for securities transactions by the Directors and relevant employees

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the

Shareholder(s)” controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and

Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in

Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”)

under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“Deloitte” Deloitte Touche Tohmatsu

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Equity Award Plan” the Equity Award Plan conditionally adopted by our Company on November 8, 2009

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this report at:

US$1.00:	HK$7.7523
US$1.00:	MOP7.9848
HK$1.00:	MOP1.03

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS

Macau Lda., an affiliate of Four Seasons Hotels Limited

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in

Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

SANDS CHINA LTD. Interim Report 2015

“gaming promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present

Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” August 14, 2015

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main

Board

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

7. GLOSSARY

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock

Exchange

“mass market player(s)” Non-Rolling Chip and slot players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”)

incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“Model Code” Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of

the Listing Rules

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 290,562 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,303 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel in Cotai totaling 61,681 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry, on

which Sands Cotai Central has been constructed

“premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of gaming promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at

www.sandschinaltd.com

“Reporting Period” January 1, 2015 to June 30, 2015

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

SANDS CHINA LTD. Interim Report 2015

“Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower of parcel 5 opened and features 636 rooms and suites under the Conrad hotel brand and 1,224 rooms under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE,

retail space and other integrated resort amenities, all of which are operated by the Group. On

September 20, 2012, the first hotel tower on parcel 6 opened and features 1,796 Sheraton-

branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities, which are operated by the Group. On January 28, 2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton-branded hotel rooms and suites. We have begun construction on the remaining phase of the project on parcel 5, which will include a fourth hotel and mixed-use tower under the St. Regis brand

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“Sands Resorts Cotai the name given to our integrated resorts on Cotai

Strip Macao”

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as

amended, supplemented or otherwise modified from time to time

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three

Concessionaires

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” or the tripartite Subconcession Contract for the operation of casino games dated December 26,

“Subconcession 2002 among Galaxy, the Macao Government and VML

Contract”

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and

MGM Grand Paradise

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as

“sic bo”) as well as craps and roulette

“The Parisian Macao” an integrated resort being developed on Parcel 3, which will include a gaming area, hotel, a shopping mall and other integrated resort amenities

7. GLOSSARY

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, the Shoppes at Four Seasons, restaurants and a spa,

each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas,

a hotel, MICE space, the Shoppes at Venetian, over 50 different restaurants and food outlets, a

15,000-seat arena and other entertainment venues

“TTFT” the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government

“United States,” “U.S.” the United States of America, including its territories and possessions and all areas subject to its or “U.S.A.” jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States

“VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from gaming promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of

Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of

Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

“Wynn Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”)

incorporated on October 17, 2001 under the laws of Macao and one of the three Concessionaires